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                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:
| |      Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
| |      Definitive Proxy Statement
| |      Definitive Additional Materials
|X|      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                                  TEKGRAF, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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| |      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

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                  applies:  NA

         (2) Aggregate number of securities to which transaction applies: NA

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
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         (5)      Total fee paid:

| |      Fee paid previously with preliminary materials.

| |      Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
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         (2)      Form, Schedule or Registration Statement No.:
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         (3)      Filing Party:
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         (4)      Date Filed:
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FOR IMMEDIATE RELEASE

                                                                [TEKGRAF LOGO]

CONTACTS:

Tom Mason - CFO                             Keith Fetter
Tekgraf, Inc.                               Piedmont Consulting, Inc.
847-913-5888                                404-233-6999
Email:  tmason@tekgraf.com                  Email: keith@piedmont-consulting.net


                     TEKGRAF TO SELL CHANNELS BUSINESS UNIT
                       AND TO CHANGE NAME TO CENTIV, INC.

VERNON HILLS, IL - OCTOBER 29, 2001 - Tekgraf announced today that is has signed a definitive agreement to sell the company's Channels Business Unit to SCB Acquisitions, LLC of Greenville, S.C. for $7,905,000 in cash, subject to certain post closing adjustments plus the assumption of certain liabilities of the Channels Business Unit. SCB Acquisitions includes a number of senior managers of the Tekgraf Channels business unit including Scott C. Barker, Vice President of Sales. In connection with the sale, Tekgraf will change its corporate name to Centiv, Inc. The sale is expected to be completed by November 30, 2001, and is contingent upon lender and Tekgraf shareholder approval as well as the ability of SCB Acquisitions to obtain financing on reasonably satisfactory terms and conditions.

The purchase price will be payable, subject to post closing adjustments based upon changes in Tekgraf's working capital and net asset value prior to the closing of the transaction, in cash. The net proceeds of the sale will be used by Tekgraf to reduce its total outstanding indebtedness. SCB Acquisitions will also assume the accounts payable and accrued expenses incurred in the ordinary course of the Channels Business Unit existing as of the date of the closing of the transaction subject to certain agreed upon exceptions. In connection with the sale of the Channels Business Unit, Tekgraf will make certain loans to the management team of SCB Acquisitions secured by Tekgraf common stock owned by them. The aggregate amount of these loans shall be $250,000. In addition, in connection with the sale, the stock options of certain key employees of the Channels Business will vest immediately upon the closing.

"Selling our Channels Business Unit will allow us to focus our efforts and resources more directly on Centiv, our Internet-based point-of-purchase business, while significantly reduce our debt" said William Rychel, President and CEO of Tekgraf, Inc. Centiv has been successful in establishing an on-demand point-of-purchase technology solutions business. Recent contracts with a number of consumer brand and retail customers have established Centiv as a leader in this exciting new business. The Channels Business Unit is a wholesale distributor of advanced technology graphics products used in the digital pre-press, display graphics, and engineering document management markets.

"Our acquisition of the Channels Business will allow the company to focus on value added distribution of technology products. Our company will be devoted to increasing the value that


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TEKGRAF, INC.
CHANNELS SALE
PAGE 2 OF 3



we provide for our vendor partners and our reseller partners. The new company represents management expertise, technical sales expertise, professional services, and operating expertise that will be 100% dedicated to the distribution of technology products in existing and emerging channels. Our vendors, management partners, and our employees are very excited about this new venture" said Scott Barker, President and CEO of SCB Acquisitions, LLC.

As part of the sale transaction, the buyer will assume the name `Tekgraf' and other trademarks specific to the Channels business. Tekgraf, Inc. will be changing it's corporate name to `Centiv, Inc.' and will apply to NASDAQ for a change in the company's ticker symbol. The Tekgraf Channels Business Unit has always represented our strong commitment to the reseller channel. In order to maximize the value of both Centiv and the Channels Unit, it now makes sense to split these companies as they now have different business models" said Rychel. "We believe that this divestiture represents a win-win for all of the parties involved with Tekgraf - our customers, our suppliers, our Channels Unit employees and our shareholders. We anticipate a smooth and rapid transition" said Rychel.

ABOUT TEKGRAF

Tekgraf, Inc. [NASDAQ: TKGF], headquarter in Vernon Hills, IL, is a value-added integrated solutions provider to the advanced computer graphics marketplace with emphasis on the pre-press, wide format, digital printing and large format electronic document management markets.

Centiv(TM), a division of Tekgraf, provides customizable print communications programs that increase revenues for retailers, distributors and manufacturers in a variety of industries. Centiv's turnkey P.O.P. marketing services programs are being employed by leading U.S. Corporations. Visit its website:
http://www.centiv.com for a product demonstration.

CalGraph Technology Services Inc., a wholly owned subsidiary of Tekgraf, is a leading provider of on-site service and preventative maintenance services specializing in wide-format printing and scanning devices. CalGraph's U.S. and Canadian service operations include service technicians throughout North America, customer support call center, and component repair and refurbishment facilities and parts logistics. For more information regarding CalGraph visit its website: http://www.calgraphinc.com

Additional information regarding Tekgraf, Inc., may be obtained by contacting Tekgraf headquarters, 980 Corporate Woods Parkway, Vernon Hills, 60061. Phone 847-913-5888 or fax 847-913-5595, or visit its website: http://www.tekgraf.com

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this press release and include all statements that are not historical statement of fact. The words "may," "would," "could," "will," "progress toward," "move forward," "actively pursuing," "increase," "expect," "estimate," "anticipate," "believes," "intends," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that such statements are not guarantees of future performance and involve various


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TEKGRAF, INC.
CHANNELS SALE
PAGE 3 OF 3



risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from those discussed in the forward-looking statements as a result of factors described below. These risks include, but are not limited to, competitive market pressures, material changes in customer demand, availability of labor, the Company's ability to perform contracts, governmental policies adverse to the computer industry, economic and competitive conditions, and other risks outside the control of the Company, as well as those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's registration statement on Form S-1 (Registration No. 333-33449).

This press release may be deemed to be solicitation material with respect to the proposed sale of substantially all of the assets of Tekgraf's Channels Business. Tekgraf, Inc. and its directors may be deemed to be participants in the solicitation of proxies with respect to a shareholders meeting to be held in connection with such sale. In connection with the proposed sale, Tekgraf will file a proxy statement with the Securities and Exchange Commission. Shareholders of Tekgraf are encouraged to read the proxy statement, because it will contain important information about the sale, Tekgraf and the potential purchaser, SCB Acquisitions, L.L.C. After the proxy statement is filed with the SEC, it will be provided to the shareholders in connection with a special shareholders meeting and will be available free of charge, both on the SEC's web site (WWW.SEC.GOV) and from Tekgraf's corporate secretary.